Exhibit 4.4

                           LOYOLA CAPITAL CORPORATION
                             1986 STOCK OPTION PLAN

         1.       Purpose of the Plan.

         The Plan shall be known as the Loyola Capital Corporation 1986 Stock Option Plan (the "Plan"). The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility and to provide additional incentive to key employees of Loyola Capital Corporation or any present or future parent or subsidiary of Loyola Capital Corporation to promote the success of the business. It is intended that options issued pursuant to this Plan may constitute both incentive stock options within the meaning of
Section 422A of the Internal Revenue Code of 1986, and options that do not so qualify.

         2.       Definitions.

         As used herein, the following definitions shall apply.

                  (a) "Board" shall mean the Board of Directors of the Corporation.

                  (b) "Common Stock" shall mean Common Stock, par value $.10 per share, of the Corporation.

                  (c)      "Code" shall mean the Internal Revenue Code of 1986.

                  (d)  "Committee"   shall  mean  the  Stock  Option   Committee
appointed by the Board in accordance with paragraph 4(a) of the Plan.

                  (e) "Continuous Employment" or "Continuous Status as an Employee" shall mean the absence of any interruption or termination of employment by the Corporation or any present or future Parent or Subsidiary of the Corporation. Employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Corporation or in the case of transfers between payroll locations of the Corporation or between the Corporation, its Parent, its Subsidiaries or a successor.

                  (f)      "Corporation" shall mean Loyola Capital Corporation.

                  (g) "Effective Date" shall mean the date specified in paragraph 13 hereof.

                  (h) "Employee" shall mean any person employed on a full-time basis by the Corporation or any present or future Parent or Subsidiary of the Corporation.

                  (i) "Option" shall mean an option to purchase Common Stock granted pursuant to this Plan.

                  (j) "Optioned Stock" shall mean stock subject to an Option granted pursuant to this Plan.
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                  (k)      "Optionee" shall mean an Employee who receives an
Option.

                  (l) "Parent" shall mean any present or future corporation which would be a "parent corporation" as defined in Subsections 425(e) and
(g) of the Code.

                  (m) "Plan" shall mean the Loyola Capital Corporation 1986 Stock Option Plan.

                  (n)      "Share" shall mean one share of the Common Stock.

                  (o) "Subsidiary" shall mean any present or future corporation which would be a "subsidiary corporation" as defined in Subsections 425(f) and (g) of the Code.

         3.       Shares Subject to the Plan.

         Except as otherwise required by the provisions of paragraph 11 hereof, the aggregate number of shares of Common Stock deliverable upon the exercise of Options pursuant to the Plan shall not exceed 700,000 shares. Such shares may either be authorized but unissued or treasury shares.

         If Options should expire or become unexercisable for any reason without having been exercised in full, the unpurchased shares which were subject thereto shall, unless the Plan shall have been terminated, be available for the grant of other Options under the Plan.

         4.       Administration of the Plan.

                  (a) Composition of Option Committee. The Plan shall be administered by an Option Committee (the "Committee") consisting of not less than three directors of the Corporation appointed by the Board. All persons designated as members of the Committee shall be "disinterested persons" within the meaning of Rule 16b-3 of the Securities and Exchange Act of 1934.

                  (b) Powers of the Committee. The Committee is authorized (but only to the extent not contrary to the express provisions of the Plan or to resolutions adopted by the Board) to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the form and content of Options to be issued under the Plan and to make other determinations necessary or advisable for the administration of the Plan, and shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and

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the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee.

         Effect of Committee's Decision. All decisions, determinations and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

         5.       Eligibility.

         Options may be granted to such Employees of the Corporation or any present or future Parent or Subsidiary as shall be designated by the Committee. An Employee who has been granted an Option may, if otherwise eligible, be granted an additional Option or Options.

         The aggregate fair market value (determined pursuant to Section 7 hereof as of the date the Option is granted) of the Shares for which any Employee may be granted Options in any calendar year (under all Incentive Stock Option Plans, as defined in Section 422A of the Code, of the Corporation or any present or future Parent or Subsidiary of the Corporation) prior to 1987 shall not exceed $100,000, plus any unused limit carryover to such year, as defined in
Section 422A(c) of the Code. The aggregate fair market value (determined as of the date the Option is granted) of the Shares with respect to which Incentive Stock Options granted after January 1, 1987 are exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000. Notwithstanding the prior provisions of this paragraph, the Committee may grant Options in excess of the foregoing limitations, provided said Options shall be clearly and specifically designated as not being Incentive Stock Options, as defined in Section 422A of the Code.

         No Option which qualifies as an Incentive Stock Option and which was granted on or prior to December 31, 1986 (for purposes of this paragraph 5 called "New Option") shall be exercisable while there is outstanding any then exercisable Incentive Stock Option (as defined in Section 422A of the Code) which was granted, before the granting of the New Option, to the Employee to whom the New Option is granted. A previously granted Incentive Stock Option shall be treated as outstanding until such prior option is exercised in full or expires by reason of lapse in time. Any Incentive Stock Option granted after January 1, 1987 may be exercised in the order desired by the Optionee, notwithstanding that previously granted Incentive Stock Options of the Optionee may still be outstanding.

         Notwithstanding any other provision of this Plan, each director of the Corporation who is not an Employee at the Effective Date shall receive on the Effective Date Options for 4,000 Shares of the Corporation's Common Stock at an Option price equal to the

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initial  public  offering  price of such Common  Stock.  Additionally, 1,500 non-incentive stock options will be granted to each director who is not an employee on April 17, 1990, at an exercise price equal to the fair market value of the common stock on such date, that being the last sale price of the common stock reported by NASDAQ on such date, which price the Board has determined equals $12.50 per share. Such Options shall be designated as non-incentive stock options, shall be exercisable at any time following stockholder approval of the Plan as provided in Section 16 hereof, and shall have a term of ten years following the Effective Date. Options received under the provisions of this paragraph may be exercised by (a) written notice of intent to exercise the Option with respect to a specified number of shares, and (b) payment to the Corporation (contemporaneously with the delivery of such notice), in cash, in Common Stock, or a combination of cash and Common Stock, of the amount of the Option price for the number of shares with respect to which the Option is then being exercised. Each such notice and payment shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Treasurer of the Corporation at the Corporation's executive offices. Such Options may be exercised only while the Optionee is a director of the Corporation, or within 90 days after termination of the Optionee's status as a director, or in the event of such person's death during the term of his directorship, by the personal representatives of his estate or person or persons to whom his rights under such Option shall have passed by will or by laws of descent and distribution. Such Option of the deceased Optionee may be exercised within two years from the date of his death, but not later than the date on which the Option would otherwise expire. Unless otherwise inapplicable, or inconsistent with the provisions of this paragraph, the Options to be granted to directors hereunder shall be subject to all other provisions of this Plan.

         6.       Term of Plan; Term of Options.

                  (a) The Plan shall continue in effect for a term of ten years from its Effective Date, unless sooner terminated pursuant to paragraph 16. No Option shall be granted under the Plan after ten years from the Effective Date.

                  (b) The term of each Option granted under the Plan shall be established by the Committee, but shall not exceed 10 years, provided however that in the case of an Employee who owns stock representing more than ten percent of the Corporation's outstanding Common Stock at the time the Option is granted, the term of such Option shall not exceed five years.

         7.       Option Price.

         The price per share at which each Option granted under the Plan may be exercised shall not, as to any particular Option, be less than the fair market value of the stock at the time such Option is granted. In the case of an Employee who owns stock representing more than ten percent of the Corporation's outstanding Common Stock at the time the Option is granted, the Option price shall not be less than 110% of the fair market value of the stock at the time the Option is granted. If the Common Stock is traded


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otherwise than on a national  securities exchange at the time of the granting of an Option, then the price per share shall be not less than the mean between the bid and asked price on the date the Option is granted or, if there is no bid and asked price on said date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the price per share shall be determined by the Committee. If the Common Stock is listed on a national securities exchange (including the NASDAQ national market) at the time of granting an Option, then the price per share shall be not less than the average of the highest and lowest selling price on such exchange on the date such Option is granted or if there were no sales on said date, then the price shall be not less than the mean between the bid and asked price on such date.

         8.       Exercise of Option.

                  (a) Procedure for Exercise. Any Option granted hereunder shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Option granted to an Optionee. An Option may not be exercised for a fractional Share.

         An Option granted pursuant to the Plan may be exercised, subject to provisions relative to its termination and limitations on its exercise, from time to time only by (a) written notice of intent to exercise the Option with respect to a specified number of shares, and (b) payment to the Corporation (contemporaneously with delivery of such notice), in cash, in Common Stock, or a combination of cash and Common Stock, of the amount of the Option price for the number of shares with respect to which the Option is then being exercised. Each such notice and payment shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Treasurer of the Corporation at the
Corporation's executive offices. Common Stock utilized in full or partial payment of the exercise price shall be valued at its fair market value at the date of exercise.

                  (b) Exercise During Employment or Following Death or Disability. An Option may be exercised by an Optionee only while he is an Employee and has maintained Continuous Status As An Employee since the date of the grant of the Option, or in the case of an Option designated as an Incentive Stock Option, within 90 days after termination of his status as an Employee and, in the case of an Option designated as a Non-incentive Stock Option, within one year after termination of his status as an Employee (but in either case not later than the date on which the Option would otherwise expire), except if his Continuous Employment is terminated by reason of (1) "Cause" (which for purposes hereof shall have the same meaning as defined in the then existing employment agreement between the Optionee and either the


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Corporation or Loyola Federal Savings and Loan Association,  and, in the absence
of  any  such   agreement,   shall  have  the  meaning   defined  in  12  C.F.R.
ss.563.39(b)(1) as in effect on the Effective Date of this Plan) then the Optionee's rights to exercise such Option shall expire on the date of such termination, (2) death, then to the extent that the Optionee would have been entitled to exercise the Option immediately prior to his death, such Option of the deceased Optionee may be exercised within two years from the date of his death (but not later than the date on which the Option would otherwise expire) by the personal representatives of his estate or person or persons to whom his rights under such Option shall have passed by will or by laws of descent and distribution, or (3) Permanent and Total Disability (as such term is defined in Section 105(d)(4) of the Code), then to the extent that the Optionee would have been entitled to exercise the Option immediately prior to his Permanent and Total Disability, such Option may be exercised within one year from the date of such Permanent and Total Disability, but not later than the date on which the Option would otherwise expire. Notwithstanding the provisions of any Option which provides for its exercise in installments as designated by the Committee, such Option shall become immediately exercisable upon death or Permanent and Total Disability, as defined herein, of the Optionee.

         The Committee's determination whether an Optionee's employment has ceased, and the effective date thereof, shall be final and conclusive on all persons affected thereby.

         9.       Stock Appreciation Rights and Change in Control.

                  (a) The Committee may, but shall not be obligated to, from time to time, authorize the granting of stock appreciation rights to, or accept the surrender of previously granted Options from, such Employees who have been granted Options as the Committee shall select. Each stock appreciation right, including the surrender of previously granted Options, shall relate only to one or more shares subject to a specific Option. The terms of such stock appreciation rights shall authorize the Corporation to accept the surrender by the Optionee of the right to exercise an Option granted under the Plan (or portion thereof) in consideration for the payment by the Corporation of an amount equal to the excess of the fair market value of the shares of Common Stock subject to such Option (or portion thereof) surrendered over the Option price of such shares. Such payment, at the discretion of the Committee, may be made in shares of common stock valued at the then fair market value thereof (determined as provided in paragraph 7 hereof) or in cash or partly in cash and partly in shares of common stock.

                  (b) Any election by an Optionee to exercise the stock appreciation rights in this section shall be made during the period beginning on the third business day following the release for publication of quarterly or annual financial information and ending


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on the twelfth  business day following such date. This condition shall be deemed to be satisfied when the specified financial data is first made publicly available.

                  (c) Notwithstanding the provisions of any Option which provides for its exercise in installments as designated by the Committee, such Option shall become immediately exercisable, and the Optionee shall, at the discretion of the Committee, be entitled to receive cash in an amount equal to the excess of the fair market value of the Common Stock (determined in accordance with Section 7) subject to such Option over the Option price of such shares, in exchange for the surrender of such options by the Optionee, in the event of a change in control or offer to effect a change in control. For purposes of this Section 9, "change in control" shall refer to the acquisition of the beneficial ownership (as that term is defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934) of 25 percent or more of the voting securities of the Corporation by any person or by persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934; provided however, that for the purposes hereof no change in control or offer to effect a change in control shall be deemed to have occurred if prior to the acquisition of, or offer to acquire, 25 percent or more of the voting securities of Corporation, the full Board of Directors shall have adopted by not less than a two-thirds vote a resolution specifically approving such acquisition or offer. The term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The decision of the Committee as to whether a change in control or offer to effect a change in control has occurred shall be conclusive and binding.

         10.      Non-Transferability of Options.

         Options granted under the Plan may not be so[d, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution. An Option may be exercised, during the lifetime of the Optionee, only by the Optionee.

         11.      Effect of Change in Stock Subject to the Plan.

         In the event that each of the outstanding shares of Common Stock (other than shares held by dissenting shareholders) shall be changed into or exchanged for a different number or kind of shares of stock of the Corporation or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock dividend, split-up, combination of shares, or otherwise), then there shall be substituted for each share of Common Stock then under Option or available for Option the number


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and kind of shares of stock into which each  outstanding  share of Common  Stock
(other than shares held by dissenting shareholders) shall be so changed or for which each such share shall be so exchanged, together with an appropriate adjustment of the Option Price.

         In the event there shall be any change in the number of, or kind of, issued shares of Common Stock, or of any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, then if the Committee shall, in its discretion, determine that such change equitably requires an adjustment in the number, or kind, or Option Price of shares then subject to an Option or available for Option, such adjustment shall be made by the Board and shall be effective and binding for all purposes of the Plan.

         12.      Time of Granting Options.

         The date of grant of an Option under the Plan shall, for all purposes, be the date on which the Committee makes the determination of granting such Option. Notice of the determination shall be given to each Employee to whom an Option is so granted within a reasonable time after the date of such grant.

         13.      Effective Date.

         The Plan shall become effective upon the commencement of business activities by the Corporation, which for the purposes hereof shall be deemed to have occurred upon the acquisition of the common stock of Loyola Federal Savings and Loan Association. Options may be granted prior to ratification of the Plan by the stockholders if the exercise of such Options is subject to such stockholder ratification. The Plan shall continue in effect for a term of ten years from the Effective Date, unless sooner terminated under paragraph 16 of the Plan.

         14.      Approval by Shareholders.

         The Plan shall be approved by stockholders of the Corporation within twelve (12) months before or after the date it becomes effective.

         15.      Modification of Options.

         At any time and from time to time the Board may authorize the Committee to direct execution of an instrument providing for the modification of any outstanding Option, provided no such modification, extension or renewal shall confer on the holder of said Option any right or benefit which could not be conferred on him by the grant of a new Option at such time, or impair the Option without the consent of the holder of the Option.


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         16.      Amendment and Termination of the Plan.

         The Board may alter, suspend or discontinue the Plan except that no action of the Board may increase (other than as provided in paragraph 11) the maximum number of shares permitted to be optioned or become available for the granting of Options under the Plan, or reduce the minimum Option price, or extend the period within which Options may be exercised, unless such action of the Board shall be subject to approval or ratification by the shareholders of the Corporation.

         No action of the Board may, without the consent of the holder of the Option, impair any then outstanding Option.

         17.      Conditions Upon Issuance of Shares.

         Shares shall not be issued with respect to any Option granted under the Plan unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law, and the requirements of any stock exchange upon which the Shares may then be listed.

         Inability of the Corporation to obtain from any regulatory body or authority deemed by the Corporation's counsel to be necessary to the Lawful issuance and sale of any Shares hereunder shall relieve the Corporation of any liability in respect of the non-issuance or sale of such Shares.

         As a condition to the exercise of an Option, the Corporation may require the person exercising to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

         18.      Reservation of Shares.

         The Corporation, during the term of this Plan, will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.






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